SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2005

IMPERIAL SUGAR COMPANY

(Exact name of registrant as specified in its charter)

TEXAS	1-10307	74-0704500
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

ONE IMPERIAL SQUARE
P. O. BOX 9
SUGAR LAND, TEXAS	77487
(Address of principal executive offices)	(Zip Code)

(281) 491-9181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) – Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 8, 2005 Imperial Sugar Company announced the downsizing of its corporate headquarters’ staff resulting from changes in its operating activities attributable to the recent sale of its Holly Sugar subsidiary. Among those individuals who will be leaving the Company are Paul Durlacher, who was executive vice president and chief operating officer.

Item 8.01 – Other Events

On December 8, 2005 Imperial Sugar Company announced the downsizing of its corporate headquarters’ staff resulting from changes in its operating activities attributable to the recent sale of its Holly Sugar subsidiary. This action, along with reductions accomplished through attrition over the last several months, results in the elimination of approximately 40 positions or 20% of the corporate headquarters’ staff.

The Company issued a press release dated December 8, 2005 announcing the downsizing and termination which is attached hereto as exhibit 99.1.

Item 9.01 – Financial Statements & Exhibits

(c) Exhibits

99.1    Press release of Imperial Sugar Company dated December 8, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL SUGAR COMPANY

Date: December 9, 2005	By:	/s/ H. P. Mechler
H. P. Mechler Senior Vice President & Chief Financial Officer